ASSUMPTION, ADOPTION AND CONSENT AGREEMENT

THIS ASSUMPTION, ADOPTION AND CONSENT AGREEMENT (this “Agreement”) is entered into as of March 1, 2007 by and among CONVERSION SERVICES INTERNATIONAL, INC., a Delaware corporation (“CSI”), CSI SUB CORP. (DE), a Delaware corporation (“CSI Sub”), DELEEUW ASSOCIATES, INC.., a Delaware corporation (“DeLeeuw”) and LAURUS MASTER FUND, LTD. (“Laurus”).

BACKGROUND

CSI, CSI Sub, DeLeeuw, McKnight Associates, Inc. (“McKnight”), Integrated Strategies, Inc. (“Integrated”), CSI Sub Corp. II (“CSI Sub II” and, together with CSI, CSI Sub, DeLeeuw, McKnight, Integrated and CSI Sub Corp II, each a “Company” and collectively, the “Companies”) and Laurus are parties to a Security Agreement dated as of February 1, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) pursuant to which Laurus provides the Companies with certain financial accommodations.

McKnight has been merged as of December 29, 2006 with and into CSI Sub with CSI Sub as the surviving corporation (the “McKnight Merger”) and Integrated has been merged as of December 29, 2006 with and into DeLeeuw with DeLeeuw as the surviving corporation (the “Integrated Merger” and together with the McKnight Merger, the “Mergers”).

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of McKnight, Integrated, CSI Sub and/or DeLeeuw by Laurus, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Security Agreement.

2.    Assumption and Adoption. CSI Sub hereby confirms that, upon completion of the McKnight Merger, it will have fully assumed the obligations to pay, discharge, satisfy, and perform all Obligations of McKnight under the Security Agreement and all obligations, indebtedness and liabilities of McKnight to Laurus under the Ancillary Agreements. CSI Sub hereby adopts all of the provisions, terms and conditions contained in the Security Agreement and the Ancillary Agreements. All references in the Security Agreement and the Ancillary Agreements to McKnight shall be deemed to mean to include CSI Sub. DeLeeuw hereby confirms that, upon completion of the Integrated Merger, it will have fully assumed the obligations to pay, discharge, satisfy, and perform all Obligations of Integrated under the Security Agreement and all obligations, indebtedness and liabilities of Integrated to Laurus under the Ancillary Agreements. DeLeeuw hereby adopts all of the provisions, terms and conditions contained in the Security Agreement and the Ancillary Agreements. All references in the Security Agreement and the Ancillary Agreements to Integrated shall be deemed to mean to include DeLeeuw. From and after the Effective Date, the Security Agreement and the Ancillary Agreements shall, where the context and circumstances so require, refer to the Security Agreement and the Ancillary Agreements as amended, supplemented, restated or otherwise modified herein. Without limiting the generality of the foregoing, in order to secure the prompt payment and performance of the Obligations, each of CSI, CSI Sub and DeLeeuw hereby (a) acknowledges, agrees and confirms that Laurus shall continue to have a security interest in the Collateral heretofore granted to Laurus under the Security Agreement and the Ancillary Agreements and (b) reaffirms its pledge, assignment, hypothecation, transfer and grant of a security interest to Laurus in all of the Collateral.

3.    Consent. Laurus hereby consents to the Mergers upon the terms and conditions set forth in this Agreement.

4.    Conditions Precedent. This Agreement shall become effective as of December 29, 2006 (the “Effective Date”) on the Business Day on which Laurus shall have received this Agreement duly executed by CSI, CSI Sub and DeLeeuw.

5.    Representations, Warranties and Covenants. Except as expressly provided herein, all of the representations, warranties, terms, covenants and conditions contained in the Security Agreement and the Ancillary Agreements shall remain unamended and shall continue to be and shall remain in full force and effect in accordance with their respective terms. The consent set forth herein shall be limited precisely as provided for herein and shall not be deemed a waiver or modification of, or an amendment to, any other term or provision of the Security Agreement and the Ancillary Agreements.

6.    Effect on the Security Agreement.

(a)    Upon the effectiveness of this Agreement, each reference in the Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Security Agreement as amended hereby.

(b)    Except as expressly amended herein, the Security Agreement and all Ancillary Agreements shall remain in full force and effect, and are hereby ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Laurus, nor constitute a waiver of any provision of the Security Agreement, any Ancillary Agreement or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7.    Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8.    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

9.    Counterparts; Facsimile. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

CONVERSION SERVICES INTERNATIONAL, INC.

By:	/s/ Scott Newman
Name: Scott Newman Title: President and CEO

CSI SUB CORP. (DE)

By:	/s/ Scott Newman
Name: Scott Newman Title: President and CEO

DELEEUW ASSOCIATES, INC.

By:	/s/ Scott Newman
Name: Scott Newman Title: President and CEO

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name: David Grin Title: Director